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                                     APPENDIX B
                                         TO
                     COLEMAN RETIREMENT INCENTIVE SAVINGS PLAN


       The following Amendments to the Coleman Retirement Incentive Savings Plans ("CRISP") are made effective as of the dates stated herein by The Coleman Company, Inc. (the "Company").

       WHEREAS, the Company has reserved the right to amend the Plan; and

       WHEREAS, it is desirable to make certain amendments to the Plan.

       NOW, THEREFORE, the Plan shall be amended as follows:

       APPENDIX B shall be added and shall read as follows:

              On or about April 1, 1997, a portion of the Coleman Powermate Employees' 401(k) Plan (the "Prior Plan") was merged into this Plan. The prohibition against reduction or elimination of protected benefits shall fully apply and no protected benefit shall be reduced or eliminated except as otherwise permitted by statute, regulation or other IRS administrative announcement. In addition to the accounts otherwise maintained under the Plan for Members the following additional Prior Plan accounts shall be maintained: 401(k) account, rollover account, post-tax contribution account, and matching account. The following paragraphs describe the treatment of certain benefits which have been preserved or modified in accordance with MS CRISP or applicable law.

                     NORMAL FORM OF PAYMENT.  The normal form of payment for the
              Member's Prior Plan accounts , as well as for that portion of the Member's accounts under this Plan which are attributable to contributions (both Member and Employer) made with respect to the period prior to January 1, 1999, shall be a Qualified Joint and Survivor Annuity (as defined in the Prior Plan) and the qualified preretirement survivor annuity, and the rules of the Prior Plan concerning the same shall apply. The portion of the Member's accounts under this Plan which are attributable to contributions (both Member and Employer) made with respect to the period prior to January 1, 1999 shall be treated, for purposes of Sections 401(a)(11) and 417 of the Code as accounts which are separate from the portion of the Member's accounts under this Plan which are attributable to contributions (both Member and Employer) made with respect to the period after December 31, 1999.

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                     HARDSHIP AND AGE 59-1/2 WITHDRAWALS.  Hardship and
              age 59-1/2 withdrawals from the Member's accounts shall be made in accordance with Section 6.6 of this Plan; provided, however, that:

              (i) to the extent that a withdrawal is otherwise permitted pursuant to Section 6.6 of this Plan, such withdrawal must be made from the Member's accounts, in the following sequence:

                     (A) from the Member's Prior Plan post-tax contribution account (notwithstanding the absence of a reference to post-tax contributions under Section 6.6),

                     (B) after the Prior Plan post-tax contribution account has been depleted, from the Member's Prior Plan rollover account (as well as from any Rollover Contributions Account under this Plan attributable to rollovers made with respect to the period prior to January 1, 1999), and

                     (C) after the accounts referenced in clause (B) have been depleted, from the Member's Prior Plan 401(k) account (as well as from the Member's Before-Tax Contributions Account attributable to contributions made with respect to the period prior to January 1,
                            1999), and

                     (D) after the accounts referenced in clause (C) have been depleted, from the Member's other accounts under this Plan, but only to the extent that a withdrawal from such other accounts is otherwise permitted pursuant to Section 6.6 of this Plan;

              (ii) to the extent that such a withdrawal is made from any of the Member's foregoing accounts referenced under clauses
                     (A), (B) or (C) of the foregoing subsection (i), the normal form of payment of any withdrawal under Section 6.6 shall be a Qualified Joint and Survivor Annuity (as defined in the Prior Plan), unless the Member elects to receive a lump sum cash payment, and the rules of the Prior Plan concerning the selection of such optional form of benefit payment shall apply.

              (iii) in determining the income tax consequences to the Member of a withdrawal pursuant to Section 6.6 of this Plan, the rules of Section 72(d)(2) of the Code shall apply.

                     VESTING.  The 5-year vesting schedule set forth in Section
              5.2 of the Plan shall apply in determining the vested percentage of the Member's


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              Prior Plan matching and profit sharing accounts rather than the
              7-year vesting currently being utilized under the Prior Plan.

                     Any forfeitures arising from a Participant's accounts shall be applied as described in Section 6.3(f) and Section 4.2 of the Plan.

                     BENEFICIARY DESCRIPTION.  The beneficiary of a Member's
              Prior Plan accounts , as well as for that portion of the Member's accounts under this Plan which are attributable to contributions (both Member and Employer) made with respect to the period prior to January 1, 1999, shall be such person or persons, or entity or entities, designated in a written instrument filed by the Member with the Plan Administrator. If the Member fails to file a beneficiary description with the Plan Administrator, or if the designated Beneficiary predeceases Member or cannot be found after the Member's death, such accounts shall be paid to the Member's surviving spouse; or if the Member's spouse fails to survive the Member, such accounts shall be paid to the Member's then surviving children, in equal shares; or if the Member's spouse and children fail to survive the Member, such accounts shall be paid to the Member's estate. A Member shall have the right to make a beneficiary designation at any time during the Member's lifetime and to change a beneficiary designation at any time and from time to time during the Member's lifetime by filing a late beneficiary designation with the Plan Administrator.

              Notwithstanding the foregoing, in the case of a Member subject to the qualified preretirement survivor annuity rules, the beneficiary of that Member shall, to the extent of the qualified preretirement survivor annuity, be the Member's spouse unless a qualified election has been made providing otherwise.

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IN WITNESS WHEREOF, the authorized officers of The Coleman Company, Inc. have signed this document and have affixed the corporate seal, effective as of the 15 day of March, 1999.


                                          THE COLEMAN COMPANY, INC.

ATTEST:
                                          By /s/ Ronald R. Richter
                                            -------------------------
                                                 Ronald R. Richter

                                          Its    Vice President and Treasurer

By /s/ Janet G. Kelley
  ----------------------
       Janet G. Kelley

Its    Vice President and Secretary